UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-3079597
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-176775

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

Inland Real Estate Income Trust, Inc. (the “Registrant”) incorporates into this Item 1 the description of the Registrant’s common stock, $0.001 par value per share, by reference to the “Description of Securities” section of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on October 18, 2012 (Registration No. 333-176775) (the “Registration Statement”).

Item 2. Exhibits

Exhibit No.	Description
3.1	Second Articles of Amendment and Restatement of Inland Real Estate Income Trust, Inc. (1)
3.2	Amended and Restated Bylaws of Inland Real Estate Income Trust, Inc. (2)
10.1	Distribution Reinvestment Plan (3)
10.2	Stock Repurchase Program (4)

(1)	Incorporated by reference to Exhibit 3.1 to Registrant’s Pre-Effective Amendment No. 5 to the Registration Statement (File No. 333-176775) filed by the Registrant with the SEC on October 11, 2012.
(2)	Incorporated by reference to Exhibit 3.2 to Registrant’s Pre-Effective Amendment No. 3 to the Registration Statement (File No. 333-176775) filed by the Registrant with the SEC on August 2, 2012.
(3)	Incorporated by reference to Appendix B to the Registrant’s prospectus contained in Pre-Effective Amendment No. 5 to the Registration Statement (File No. 333-176775) filed by the Registrant with the SEC on October 11, 2012.
(4)	Incorporated by reference to Exhibit 4.2 to Registrant’s Pre-Effective Amendment No. 3 to the Registration Statement (File No. 333-176775) filed by the Registrant with the SEC on August 2, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 18th day of February 2014.

INLAND REAL ESTATE INCOME TRUST, INC.

By:	/s/ JoAnn M. McGuinness
Name:	JoAnn M. McGuinness
Title:	President and Chief Operating Officer
(Principal Executive Officer)

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